Exhibit 99.1

News Release

Date:	March 21, 2008
Contact:	Stephanie LaFiura
IR Associate
Phone:	201-804-3037
Email:	stephanie.lafiura@cambrex.com
Release:	Immediate
CAMBREX CUSTOMER ANNOUNCED RECALL
     East Rutherford, NJ — March 21, 2008 — Cambrex Corporation (NYSE: CBM) announced today that one of its customers is recalling one of their products for which Cambrex currently supplies the active pharmaceutical ingredient (API).  Based on information provided to date, the recall decision is not linked in any way to Cambrex’s performance as the manufacturer of the API.  While this event may materially affect Cambrex’s 2008 performance, until the customer has resolved the issue, it is unknown what the impact will be.  The Company will monitor the situation and update its 2008 guidance, if necessary, when it has enough information to do so.
About Cambrex
     Cambrex provides products and services to accelerate the development and commercialization of small molecule active pharmaceutical ingredients (“APIs”), advanced intermediates and other products for branded and generic pharmaceuticals. The Company currently employs approximately 850 people worldwide. For more information, please visit http://www.cambrex.com.
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Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com